Exhibit 21.1

Subsidiaries

As of January 31, 2014

Subsidiary Name	Jurisdiction of Organization
Coty Argentina S.A	Argentina
Coty Australia Pty. Ltd.	Australia
Coty Austria GmbH, wien	Austria
Coty Benelux S.A.	Belgium
Coty Brasil Industria e Comercio de Cosmeticos Ltda.	Brazil
Lancaster do Brasil Cosmeticos Ltda.	Brazil
Coty Brazil Retail Cosmeticos S.A.	Brazil
StarAsia Distribution (Cambodia) Ltd.	Cambodia
Coty Canada Inc.	Canada
Del Pharmaceutics (Canada) Inc.	Canada
TJoy Holdings Co. Ltd.	Cayman
Coty Cosmeticos Chile Limitada	Chile
Coty International Trade (Shanghai) Co. Ltd.	China
Coty Prestige Shanghai Ltd.	China
Coty R&D (Suzhou) Co. Ltd.	China
Ganon Biochemistry Technology China	China
Suzhou Jiahua Biochemistry Co.	China
Nanjing TJoy Biochemical Co. Ltd.	China
Nanjing Yanting Trade Co. Ltd.	China
StarAsia Distributions Hong Kong Limited	China
Coty China Holding Limited	China
Coty Colombia Ltda.	Colombia
Coty Ceska Republika, k.s.	Czech Republic
Lena White Limited	England
Coty France S.A.S.	France
Coty S.A.S.	France
Fragrance Production S.A.S.	France
Coty Germany GmbH	Germany
Coty Services and Logistics GmbH	Germany
Coty Prestige Hellas S.A.	Greece
Coty Prestige Southeast Asia (HK) Limited	Hong Kong
Coty Prestige Hong Kong Ltd.	Hong Kong
Coty H.K. Ltd. (f.k.a. Kuiqui Holding Ltd.)	Hong Kong
Chi Chun Industrial Co. Ltd.	Hong Kong
Ming-De Investment Co. Ltd.	Hong Kong
Super Globe Holdings Ltd.	Hong Kong
Coty Prestige Shanghai (HK) Ltd.	Hong Kong
Coty Hungary Kft.	Hungary
PT StarAsia Distributions	Indonesia
PT Coty Prestige Southeast Asia Indonesia	Indonesia
Coty Ireland Ltd.	Ireland
Coty Italia S.p.A.	Italy
Coty Prestige Japan KK	Japan

Subsidiary Name	Jurisdiction of Organization
OPI Japan KK	Japan
Coty Prestige Southeast Asia (M) SDN. BHD.	Malaysia
StarAsia (Malaysia) Sdn Bhd.	Malaysia
Coty Mexico S.A. de C.V.	Mexico
Coty Beauty Mexico SA de CV	Mexico
Coty Lancaster S.A.M.	Monaco
Coty B.V.	Netherlands
Coty Investment B.V.	Netherlands
Lancaster B.V.	Netherlands
Coty Benelux B.V.	Netherlands
Coty Panama LLC	Panama
Coty Prestige Southeast Asia Philippines	Philippines
Coty Polska Sp z.o.o.	Poland
Coty Prestige España – Surcursal em Portugal	Portugal
Coty Puerto Rico Inc.	Puerto Rico
Coty Cosmetics Romania S.r.l.	Romania
Coty Russia ZAO	Russia
Coty Beauty LLC	Russia
Coty Prestige Southeast Asia Pte. Ltd.	Singapore
Coty Asia Pte. Ltd.	Singapore
StarAsia Group Pte. Ltd.	Singapore
StarAsia Singapore Pte. Ltd.	Singapore
StarAsia Manufacturing Pte. Ltd.	Singapore
Coty Slovenska Republika s.r.o.	Slovak Republic
Coty Beauty South Africa (Pty) Ltd.	South Africa
Coty South Africa (PTY) Ltd.	South Africa
Coty Korea Ltd.	South Korea
Coty Prestige España S.A.	Spain
Coty Astor S.A.	Spain
Coty Spain S.L.	Spain
Coty Geneva S.A. Versoix	Switzerland
Coty (Schweiz) AG	Switzerland
StarAsia Taiwan Co., Ltd.	Taiwan
Coty Prestige (Taiwan) Ltd.	Taiwan
Coty Prestige Southeast Asia (Thailand) Co. Ltd.	Thailand
Coty Middle East FZCO	United Arab Emirates
Coty Distribution Emirates L.L.C.	United Arab Emirates
Coty UK Ltd.	United Kingdom
Coty Export U.K. Ltd.	United Kingdom
Coty Manufacturing UK Ltd.	United Kingdom
Coty Services U.K. Ltd.	United Kingdom
India Projects Ltd.	United Kingdom
Coty Brands Group Limited	United Kingdom
Beauty International Ltd.	United Kingdom
Lancaster Group, Ltd.	United Kingdom
Rimmel International Ltd.	United Kingdom

Subsidiary Name	Jurisdiction of Organization
Lady Manhattan Ltd.	United Kingdom
Del Laboratories (U.K.) Limited	United Kingdom
Calvin Klein Cosmetic Corporation	United States – DE
Coty Inc.	United States - DE
Coty Prestige Travel Retail and Export LLC	United States – DE
Coty US LLC	United States – DE
Rimmel Inc.	United States – DE
DLI International Holding I LLC	United States – DE
DLI International Holding II Corp.	United States – DE
Philosophy Acquisition Company, Inc.	United States – DE
Philosophy Mezzanine Corp.	United States – DE
Philosophy Inc.	United States – AZ
Philosophy Cosmetics, Inc.	United States – AZ
Philosophy Beauty Consulting LLC	United States – DE
Biotech Research Labs, Inc.	United States – DE
OPI Products Inc.	United States – DE
StarAsia Trading & Services Co. Ltd.	Vietnam